UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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The Williams Companies, Inc.

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STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD
To the Stockholders of The Williams Companies, Inc.:
      You are cordially invited to attend the 2006 annual meeting of stockholders of The Williams Companies, Inc. The meeting will be held on Thursday, May 18, 2006, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, at 11:00 a.m., Central time. We look forward to greeting personally as many of our stockholders as possible at the annual meeting.
      The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting. At the annual meeting we will provide a report on our operations, followed by a question-and-answer and discussion period.
      Please note that for security reasons briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater.
      We know that most of our stockholders are unable to attend the annual meeting in person. We solicit proxies so that you have an opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.
      Thank you for your continued interest in our company.

Very truly yours,

Steven J. Malcolm
Enclosures
April 13, 2006

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

Please take notice that the annual meeting of stockholders of The Williams Companies, Inc. will be held at the time and place and for the purposes indicated below.

TIME	11:00 a.m., Central time, on Thursday, May 18, 2006

PLACE	Williams Resource Center Theater

One Williams Center
Tulsa, Oklahoma

ITEMS OF BUSINESS	1. To elect five directors;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2006;

3. To act on a stockholder proposal, if properly presented at the annual meeting, requesting that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders; and

4. To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

RECORD DATE	You can vote and attend the annual meeting if you were a stockholder of record at the close of business on March 27, 2006.

ANNUAL REPORT	Our 2005 annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement.

VOTING	EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE IN ONE OF THE FOLLOWING WAYS SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING:

1. CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

2. VOTE VIA THE INTERNET on the website shown on the proxy card; or

3. MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope.

By order of the Board of Directors,

Brian K. Shore
Secretary
Tulsa, Oklahoma
April 13, 2006

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

      Our Board of Directors (the “board”) solicits your proxy for the 2006 Annual Stockholders’ Meeting to be held at 11:00 a.m. Central Time on May 18, 2006 at the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, and at any postponement or adjournment of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” Unless the context otherwise requires, all references in this proxy statement to “Williams,” “the company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.
Record Date and Stock Ownership
      You may attend or vote at the annual meeting if you were a stockholder of record of our stock at the close of business on March 27, 2006 (the “record date”). If a broker holds your shares and you would like to attend the meeting, please bring a copy of your account statement or a proxy card, which you can obtain from your broker. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. On the record date, we had 595,003,841 shares of common stock outstanding. We made copies of this proxy statement available to stockholders beginning on April 13, 2006.
Submitting or Revoking your Proxy
      Your vote is important. You may vote your shares in any one of the following ways:

•	CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

•	VOTE VIA THE INTERNET on the website shown on the proxy card;

•	MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope; or

•	ATTEND the annual meeting: You can vote your shares in person at the annual meeting by marking the enclosed proxy card and bringing it with you.
      When you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. When you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the nominees for directors set forth in Proposal 1;

•	FOR the ratification of the independent auditors set forth in Proposal 2; and

•	AGAINST a stockholder proposal requesting director nominees be elected by a majority vote as set forth in Proposal 3.
      You may revoke or change a proxy vote in one of the following ways: (1) by voting again by telephone or on the Internet; (2) prior to its exercise, by delivering written notice of revocation of your proxy vote to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172; (3) by executing and returning a later dated proxy; or (4) by attending the annual meeting and voting in person.

Matters to be Voted On
      You will be voting on the following:

•	Election of five of our directors;

•	Ratification of Ernst & Young LLP as our independent auditors for 2006;

•	A stockholder proposal requesting that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders; and

•	Other business properly coming before the annual meeting.
Requisite Votes
      You will have one vote for every share of Williams’ common stock that you own on the record date. The election of the board of directors requires a plurality of the votes cast. This means that those director nominees receiving the most votes are elected, even if they receive less than a majority. In voting for directors, you may: (1) vote for the election of each director nominee; or (2) withhold authority to vote for each director nominee. Any nominee for director who receives a greater number of withheld votes than for votes is required to submit a letter of resignation for consideration by the nominating and governance committee. Within 60 days following certification of the stockholder vote, the nominating and governance committee will recommend to the full board whether the resignation should be accepted.
      The matters discussed herein to be voted on at the annual meeting (other than the election of directors) will be decided by a majority of the votes cast by the stockholders. However, other matters that may properly come before the annual meeting may require more than a majority vote under our by-laws, the laws of the state of Delaware, our restated certificate of incorporation, or other applicable laws.
      The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote in person at the annual meeting.
      Abstentions and broker “non-votes” are counted as present and entitled to vote for determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters.
PROPOSAL 1 — ELECTION OF DIRECTORS
      Our restated certificate of incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.
      Four individuals, all of whom currently serve as directors, have been nominated for election for three-year terms and one individual has been nominated for a one-year term, as directors at the annual meeting. Six directors will continue in office to serve pursuant to their prior elections. In order to maintain balance in the three classes of directors, as required by our by-laws, Mr. Irl F. Engelhardt, who was identified by an outside search firm, was appointed to the board in July 2005 as a Class II Director and Mr. William R. Granberry, who was identified by an outside search firm, was appointed to the board in November 2005 as a Class III Director. Pursuant to our retirement policy for directors, Mr. Joseph H. Williams will retire in conjunction with the 2006 annual meeting. In accordance with the recommendation of the nominating and governance committee, the board proposes that the following nominees be elected:

•	Irl F. Engelhardt;

•	William R. Granberry;

•	William E. Green;

•	W.R. Howell; and

•	George A. Lorch.
      The persons named as proxies in the accompanying proxy, who have been designated by the board, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Irl F. Engelhardt, William R. Granberry, William E. Green, W.R. Howell and George A. Lorch. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person or persons as the nominating and governance committee may recommend. The board may propose to replace such nominee or, if none, the nominating and governance committee will recommend that the size of the board be reduced. We know of no reason why any of the nominees will be unavailable or unable to serve.
      The names of the nominees and the directors whose terms of office will continue after the 2006 annual meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.
Standing for Election — Class II, Terms Expire May 2009

William E. Green, Age 69
      Director since 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California law firm and has been with the firm since 1974. He also serves as vice president, general counsel and secretary of AIM Broadcasting, LLC. He is a former trustee of Rochester Savings Bank. Mr. Green serves on the boards of Kids in Common, Inc. and Philanthropic Ventures, Inc.
W.R. Howell, Age 70
      Director since 1997. Mr. Howell is chairman emeritus of J.C. Penney Company, Inc., a major retailer. He was chairman of the board and chief executive officer of J.C. Penney from 1983 to 1996. He is a director of American Electric Power Company, ExxonMobil Corporation, Halliburton Company and Pfizer, Inc. He is also a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, non-public wholly-owned subsidiaries of Deutsche Bank AG.
George A. Lorch, Age 64
      Director since 2001. Mr. Lorch is chairman emeritus of Armstrong Holdings, Inc. From 1996 through April 2000, he served as chairman of the board and chief executive officer of Armstrong World Industries, Inc. He served as chairman of the board and chief executive officer of Armstrong Holdings, Inc. from May to August of 2000. Mr. Lorch serves on the boards of Pfizer, Inc., and Autoliv, Inc. He also serves on the boards of HSBC Finance and HSBC North America Holding Co., both UK entities of HSBC LLC London. Neither are publicly held companies.

Irl F. Engelhardt, Age 59
      Director since July 2005. Mr. Engelhardt has served as chairman of Peabody Energy Corporation or its predecessor companies since 1993, and as chief executive officer from 1990 to 2005. He serves on the boards of directors of Peabody Energy and Valero Energy Corporation and is deputy chairman of The Federal Reserve Bank of St. Louis.
Standing for Election — Class III, Term Expires May 2007
William R. Granberry, Age 63
      Director since November 2005. Mr. Granberry is a member of Compass Operating Company, LLC, an oil and gas exploration, development and producing company with operations in West Texas and Southeast New Mexico. From 1999 through September 2004 he managed investments and consulted with oil and gas companies. One investment was in Just4Biz.com, a startup internet company where he served on the board of directors and was interim chief executive officer for brief periods in 2000 and 2001. Just4Biz filed for bankruptcy in May 2001. Mr. Granberry was president and chief operating officer of Tom Brown, Inc. from 1996 to 1999. Tom Brown, Inc. was an oil and gas company with exploration, development, acquisition and production activities throughout the central United States.
Directors Continuing in Office
Juanita H. Hinshaw, Age 61, Class I, Term Expires May 2008
      Director since 2004. Ms. Hinshaw is the retired senior vice president and chief financial officer of Graybar Electric Company. She joined Graybar Electric Company in May 2000. Graybar Electric Company is an employee owned provider of electrical and telecommunications product distribution services. Prior to joining Graybar Electric Company, she was with Monsanto Company for fifteen years. She also serves on the board of directors of Insituform Technologies, Inc., IPSCO, Inc. and SYNERGETICS USA, INC.
Frank T. MacInnis, Age 59, Class I, Term Expires May 2008
      Director since 1998. Mr. MacInnis is chairman of the board and chief executive officer of EMCOR Group, Inc., one of the world’s largest electrical and mechanical construction and facilities management groups, and has been since 1994. Mr. MacInnis is also chairman of the board and chief executive officer of ComNet Communications, Inc. He is also a director of ITT Industries, Inc. and the Greater New York Chapter of the March of Dimes.
Steven J. Malcolm, Age 57, Class I, Term Expires May 2008
      Director since 2001. Mr. Malcolm was elected chief executive officer of Williams in January 2002 and chairman of the board in May 2002. He was elected president and chief operating officer of Williams in September 2001. Prior to that, he was an executive vice president of Williams since May 2001, president and chief executive officer of Williams Energy Services, LLC, a subsidiary of Williams, since December 1998 and the senior vice president and general manager of Williams Field Services Company, a subsidiary of Williams since November 1994. Mr. Malcolm also serves on the boards of BOK Financial Corporation and Bank of Oklahoma N.A.
Janice D. Stoney, Age 65, Class I, Term Expires May 2008
      Director since 1999. Ms. Stoney retired as executive vice president of U S WEST Communications, Inc. in 1992. She also serves on the board of directors of Whirlpool Corporation and Bridges Investment Fund.

Charles M. Lillis, Age 64, Class III, Term Expires May 2007
      Director since 2000. Mr. Lillis is a co-founder and principal of LoneTree Capital, a private equity investing group with headquarters in Denver, Colorado. He is also a co-founder and partner of Castle Pines Capital, a group providing creative financial solutions for distribution channels. Mr. Lillis served as the chairman of the board and chief executive officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Mr. Lillis is a director of SUPERVALU Inc., Medco Health Solutions, Washington Mutual and SomaLogic Inc.
William G. Lowrie, Age 62, Class III, Term Expires May 2007
      Director since 2003. Mr. Lowrie is a retired deputy chief executive officer of BP Amoco PLC, where he spent his entire 33-year career holding various positions of increasing responsibility at Amoco. Mr. Lowrie also serves on the board of The Ohio State University Foundation.
THE BOARD OF DIRECTORS, BOARD MEETINGS, BOARD COMMITTEES AND
CORPORATE GOVERNANCE
      Our board takes corporate governance very seriously and is committed to sound corporate governance practices. The board of directors has the responsibility for establishing broad corporate policies and for our overall performance and the operation of the company by the chief executive officer (“CEO”) and other officers. Our directors have the responsibility of evaluating and approving our business strategies and financial objectives and for monitoring their successful execution. They are responsible for succession planning for management and assessing the performance of the CEO and setting compensation accordingly, as well as reviewing senior executive officers’ goals and compensation. Our directors focus on ensuring that we have the best management processes in place to run the company legally, ethically and successfully. The board is concerned about stockholder value, employee attitudes, customers, suppliers and the communities in which we operate. Our corporate governance guidelines are available on our website at http://www.williams.com and are also attached as Appendix A to this proxy statement.
      The board understands and expects that a director who has a material change in his or her status including a change in his or her principal business association will promptly offer his or her resignation from the board in order to provide the nominating and governance committee the opportunity to assess each situation based on the individual circumstances and make a recommendation to the board as to whether to accept the resignation. The board is free to accept or reject the resignation.
      The full board met 10 times in 2005. Further, the non-management directors met six times without the chairman of the board and chief executive officer present. No director attended less than 75 percent of the aggregate of the board and committee meetings held in 2005.
      During the year, the board meets with management to discuss and approve strategic plans, financial goals, capital spending and other factors critical to successful performance. A mid-year review of progress on objectives and strategies is conducted. During board meetings, directors review key issues and financial performance. The board meets privately with the CEO six times per year and meets in executive session at each board meeting and additionally as required. The board assesses CEO performance and oversees executive officer development and succession. Further, the CEO communicates regularly with the members of the board via e-mail or fax on important business opportunities and developments. In 2005, the board also held one of its regularly scheduled meetings at one of our field locations to further the directors’ education about our operations.
      The board recommends that all directors, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company by acquiring and holding company stock with a value equivalent to three times the annual director retainer, exclusive of committee or committee chair fees, paid to each director in the company’s most recently completed full fiscal year. The board also recommends that all executive officers, consistent with their responsibilities to the stockholders of the company as a whole, hold an equity interest in the company. Accordingly, the chief executive officer should acquire and hold company stock with a value equivalent to five years’ base salary. Each other executive officer of the company should acquire and hold company stock with a value equivalent to three years’ base salary. Executive officers should satisfy this standard within five years from the date of becoming an executive officer or the adoption of the policy in November 2005. All executive officers were in compliance with the stock ownership guidelines upon adoption. All directors, with the exception of the directors appointed in 2004 and 2005, were in compliance with the stock ownership guidelines upon adoption.
      Our board members actively participate in board and committee meetings. Generally, materials are distributed to our board members one week in advance of each regular board meeting. To facilitate active participation, board members are expected to review the materials in advance of the meetings. The board and each of the board committees also conduct self-assessments. The nominating and governance committee also conducts individual director evaluations of all directors.
      Mr. W. R. Howell currently serves as the lead director. The lead director presides over executive sessions of the independent directors, consults with our chairman of the board and our secretary to establish an agenda for each board meeting, oversees the flow of information to the board, acts as liaison between the independent directors and management and is available to consult and communicate with stockholders as appropriate.
      We have established a program for new director orientation. The orientation program includes private meetings with senior management for each business segment to ensure that the new director becomes familiar with our businesses.
      We have adopted a guideline limiting the number of boards on which our directors may serve to no more than five (including our board). Directors serving on the company’s board as of November 2005 have one year to achieve compliance with this guideline. However, all directors were in compliance with the guideline upon adoption.
      We have adopted rules of conduct that are applicable to our in-house and outside attorneys who are practicing before the Securities and Exchange Commission (“SEC”) on our behalf.
      We have also established a disclosure committee that is designed to ensure full and timely disclosure of information in all public filings.
      We believe the corporate governance guidelines and other steps taken by the board and the company help ensure sound governance practices.

Communications with Directors
      You may communicate with our directors, individually or as a group, by contacting our secretary or the lead director. The contact information is maintained on the Investor page of our website at http://www.williams.com.
      The current contact information is as follows:

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Lead Director

The Williams Companies, Inc.
One Williams Center, MD 47
Tulsa, Oklahoma 74172
Attn: Corporate Secretary

Email: brian.shore@williams.com
      All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our company.

Director Attendance at Annual Meeting of Stockholders
      We have a policy regarding board member attendance at our annual meeting of stockholders. All board members are expected to attend our annual meeting of stockholders. All of the then-current board members attended the 2005 annual meeting of stockholders.

Director Independence
      The board of directors has adopted director independence standards, which are available on our website at http://www.williams.com and attached as Attachment A to our corporate governance guidelines attached as Appendix A to this proxy statement.
      The board of directors has affirmatively determined that each of Mr. Engelhardt, Mr. Granberry, Mr. Green, Ms. Hinshaw, Mr. Howell, Mr. Lillis, Mr. Lorch, Mr. Lowrie, Mr. MacInnis and Ms. Stoney is an “independent director” under the current listing standards of the New York Stock Exchange (“NYSE”) and our director independence standards. In so doing, the board determined that each of these individuals met the “bright line” independence standards of the NYSE. In addition, the board considered transactions and relationships between each director and any member of his or her immediate family and the company and its affiliates and subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The board considered the fact that Mr. Howell also serves on the boards of American Electric Power Company, Inc., ExxonMobil Corporation and Halliburton, each of which is a customer of ours or performs services for us. The board considered the fact that Mr. Lillis serves on the board of Medco Health Solutions, Inc., a company that provides services to the company. The board also considered the fact that Mr. Engelhardt also serves on the board of Valero Energy Corporation, which is a customer or performs services for us. The board noted that, since Messrs. Engelhardt, Howell and Lillis do not serve as executive officers and do not own a significant amount of stock of any of these companies, these relationships are not required to be reported under the caption “Certain Relationships and Related Transactions” in this proxy statement. Accordingly, the board concluded that these relationships are not material and affirmatively determined that all of the directors mentioned above are independent. Mr. Malcolm is not considered to be independent because of his employment as an executive officer of the company.
      No member of our board of directors serves as an executive officer of any non-profit organization to which we made contributions within any single fiscal year of the preceding three years that exceeded the greater of $1 million or 2 percent of such organization’s consolidated gross revenues. Further, in accordance with the director independence standards, the nominating and governance committee determined that there were no discretionary contributions to a non-profit organization with which a director, or a director’s spouse, has a relationship that impact the directors’ independence.

Compensation of Directors
      Management directors receive no additional compensation for serving on the board or board committees. For their service non-management directors received the following compensation in 2005:

	Annual	Annual		Annual	Annual
	Stock	Cash		Committee	Stock
	Retainer	Retainer	Annual Presiding	Chair	Option
	Fee	Fee	Director	Retainer	Grant
Name	(Stock)	(Cash)	Retainer (Cash)	(Cash)	(Options)

Irl F. Englehardt	$55,000	$55,000			6,000
William R. Granberry	$27,500	$27,500			3,000
William E. Green(1)	$55,000	$55,000			6,000
Juanita H. Hinshaw	$55,000	$55,000			6,000
William R. Howell(2)	$55,000	$55,000	$20,000	$10,000	6,000
Charles M. Lillis(2)	$55,000	$55,000		$10,000	6,000
George A. Lorch	$55,000	$55,000			6,000
William G. Lowrie(3)	$55,000	$55,000		$15,000	6,000
Frank T. MacInnis	$55,000	$55,000		$10,000	6,000
Janice D. Stoney(3)	$55,000	$55,000			6,000
Joseph Williams	$55,000	$55,000			6,000

(1)	Stock Retainer — 100% Deferred; Cash Retainer — 20% Deferred

(2)	Stock Retainer — 100% Deferred

(3)	Stock Retainer — 100% Deferred; Cash Retainers — 100% Deferred
      As in prior years, a director may elect to receive all or any part of the cash fees in the form of our common stock or deferred stock. Deferred stock may be deferred for any period of time. Dividend equivalents are paid on deferred stock. The director may choose to receive the equivalents in cash or in additional deferred shares. Beginning in 2006, directors will not have the ability to defer their compensation.
      Non-management directors do not participate in the company’s benefit programs with the exception of the company’s matching gifts program. Under this program, the company matches monetary gifts to eligible organizations dollar-for-dollar. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board or any committee as well as expenses for internet access.

Board Committees and Charters
      The board has established standing committees to consider designated matters. The committees of the board are audit, compensation, finance, and nominating and governance. In accordance with our by-laws, the board annually elects from its members the members and the chairman of each committee. The board has determined that each of the members of the audit committee, compensation committee, finance committee, and nominating and governance committee is independent as defined by the rules of the NYSE. The following is a description of each of the committees and committee membership as of December 31, 2005.
Board Committee Membership and Number of Meetings in 2005

Nominating
and
	Audit	Compensation	Finance	Governance
	Committee	Committee	Committee	Committee

Irl F. Engelhardt	✓			✓
William R. Granberry	✓		✓
William E. Green	✓		✓
Juanita H. Hinshaw	✓		✓
W. R. Howell		●		✓
Charles M. Lillis	✓		●
George A. Lorch		✓		✓
William G. Lowrie	●		✓
Frank T. MacInnis		✓		●
Steven J. Malcolm
Janice D. Stoney		✓	✓
Number of Meetings in 2005	14	8	10	6

●	= Chairperson

✓	= Committee Member

Audit Committee
      Our board has determined that all members of the audit committee are financially literate as defined by the rules of the NYSE. The audit committee is governed by a written charter approved by the board. Among its duties and responsibilities, the audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. It also discusses our earnings press releases and our policies with respect to risk assessment and management and has certain oversight responsibilities with respect to our internal auditor. Further, information regarding the functions performed by the audit committee is set forth in the “Report of the Audit Committee” included in this proxy statement and the audit committee charter. The audit committee charter is available on our website at http://www.williams.com and is attached as Appendix B to this proxy statement.
      Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors. The audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.
      On an ongoing basis, our management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services, excluding services related to the company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting. In 2005, 100 percent of Ernst & Young LLP’s fees were pre-approved by the audit committee.
      Our audit committee’s pre-approval policy with respect to audit and non-audit services is attached as Appendix C to this proxy statement.
      Audit Committee Financial Expert and Independence. The board has determined that Ms. Juanita H. Hinshaw and Mr. Charles M. Lillis qualify as “audit committee financial experts” as defined by the rules of the SEC. All members of the audit committee are independent of management as defined by the rules of the NYSE.
      Simultaneous Service on Audit Committees. The board has determined that the simultaneous service on four public company audit committees by Ms. Juanita H. Hinshaw does not impair her service on our audit committee.

Compensation Committee
      The compensation committee oversees and directs the design and implementation of strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders.
      A copy of the governing charter of the compensation committee is available on our website at http://www.williams.com and is attached as Appendix D to this proxy statement. The charter provides that the compensation committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Finance Committee
      The finance committee has the primary responsibility for overseeing appropriate alignment between our financing strategies and our business units’ operating plans and acquisitions or other investment opportunities, as well as reporting to the full board, as appropriate, that the key elements of our balance sheet are structured in a manner that allow the business units’ operating plans and investment opportunities to be executed.
      A copy of the governing charter of the finance committee is available on our website at http://www.williams.com and is attached as Appendix E to this proxy statement. The charter provides that the finance committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Nominating and Governance Committee
      The nominating and governance committee’s governing charter is available on our website at http://www.williams.com and is attached as Appendix F to this proxy statement. The charter provides that the nominating and governance committee has full authority to engage independent advisors and consultants. The nominating and governance committee is responsible for identifying and recommending candidates to fill vacancies on the board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. Additionally, the nominating and governance committee recommends to the board the individual to be the chairman of the board and CEO. The nominating and governance committee reviews and reports to the board on a periodic basis regarding matters of corporate governance. The nominating and governance committee is responsible for reviewing annually and making recommendations to the board as to whether each non-management director is independent as defined by the NYSE and our director independence standards and otherwise qualified in accordance with applicable law or regulation. The nominating and governance committee also reviews the continuing qualifications of incumbent directors including any changes to a director’s primary activity and all board committee charters for effective corporate governance. The nominating and governance committee evaluates annually the performance of the nominating and governance committee and the board as a whole. The code of business conduct and ethics is reviewed for compliance annually and changes are recommended to the board as necessary.

      Consideration of nominees. The nominating and governance committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders. The nominating and governance committee develops long-term board succession plans to ensure that the appropriate balance is maintained. The nominating and governance committee is committed to nominating candidates that are independent as defined by the rules of the NYSE and our director independence standards. The nominating and governance committee also seeks to ensure that each member of the audit committee meets the financial literacy requirements of the NYSE and that at least one audit committee member qualifies as an “audit committee financial expert” under the SEC’s rules.
      Qualifications of nominees. The nominating and governance committee seeks director candidates with the following qualifications:

•	an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the company as a director;

•	genuine interest in representing all of the stockholders and the interest of the company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up his or her own mind on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation.
      Stockholder nominations. The nominating and governance committee will consider written recommendations from stockholders for director nominations. You should submit any recommendations to our secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. In accordance with our by-laws, written recommendations from stockholders for director nominations for consideration at our 2007 annual meeting must be submitted between January 19, 2007 and February 20, 2007.
      The recommendation must set forth:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
      The proposal must also set forth the following information as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or undertakings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
      The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      Identification and evaluation of nominees. The nominating and governance committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. The nominating and governance committee has retained a search firm to assist the committee in identifying, recruiting and evaluating director candidates meeting the committee’s criteria. In 2005, the nominating and governance committee paid fees to the search firm to assist with identifying and evaluating director candidates including Messrs. Irl F. Engelhardt and William R. Granberry.
      In evaluating director candidates, regardless of the source of the nomination, the nominating and governance committee will consider:

•	the current composition of the board as a whole;

•	the requisite characteristics of each candidate; and

•	the performance and continued tenure of incumbent board members.
      Director candidates are evaluated by the nominating and governance committee by reviewing all available biographical information and qualifications and checking references. Qualified candidates are interviewed by the chairman of the board and at least one member of the nominating and governance committee. Candidates may then meet with other members of the board and senior management. Using all available information, the nominating and governance committee evaluates the candidates to determine if they are qualified to serve as a director and whether they should be recommended to the full board for nomination for election by the stockholders or appointed to fill a vacancy.
      To date, the company has not received any stockholder recommendations for director nominees. The same evaluation process will be used by the nominating and governance committee to evaluate stockholder nominees.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Responsibilities
      The purpose of the compensation committee, as stated in a written charter adopted by the board of directors, is to oversee and direct the design and implementation of strategic compensation programs that align the interests of our executive officers with those of our stockholders.
      The compensation committee is comprised of four directors, each of whom are independent directors as defined by the organizations governing executive compensation, including the SEC, the Internal Revenue Service, and the NYSE.

Compensation Philosophy
      The compensation committee has adopted executive compensation programs designed to:

•	attract, retain, and motivate key talent with the leadership and skills necessary for ensuring long-term success of our company;

•	maintain an appropriate balance of short, intermediate, and long-term performance by providing fair compensation based on attaining business objectives and individual contributions to our company;

•	focus our executive officers on our company’s critical goals that translate into long-term stockholder value by placing a substantial portion of our executive officers’ total compensation “at risk” based on our long-term performance;

•	align the interests of our executives with stockholders by fostering an ownership culture though stock-based incentives; and

•	reinforce executive support of our company’s business objectives and core values.

Compensation Methodology
      Annually, the compensation committee reviews our executive compensation programs, including change-in-control agreements and perquisites, to ensure their market-competitiveness and alignment with established business objectives. To enable benchmarking of the competitiveness of the programs, we participate in and use third-party executive compensation surveys. As part of the compensation committee’s oversight and in making individual pay decisions, the committee reviewed a summary report reflecting the total dollar value of their annual compensation including base pay, annual incentive, long-term incentive, perquisites and other compensation for each named executive officer. These summary reports attached dollar amounts to all components of the named executive officer’s 2005 compensation, including base pay, annual incentive, long-term incentives, benefits, perquisites and potential change-in-control severance payments. The compensation committee uses these reports to position the named executive officer’s total direct pay in the market range of the 50th to the 75th percentile when warranted by company and individual performance.
      The compensation committee also separately engages the services of an independent executive compensation consulting firm. The consulting firm provides the committee with independent data, review of management-developed market data and recommendations, and independent advice. The committee regularly meets with the third-party consultant without members of management present.

Components of Compensation
      In setting the level of each executive compensation component (base pay, annual incentives, and long-term incentives), the compensation committee considers each executive officer’s total compensation package. The mix of components varies each year based on competitive market requirements and strategic business needs and seeks to balance the short- and long-term components of total compensation.
      Base Pay. Base pay is designed to compensate executive officers for their scope of responsibility, experience, sustained individual performance, and contributions to the company. Based on an analysis of our executive officers’ base pay in early 2005, we increased the base pay of all of our executive officers except the CEO.
      Annual Incentives. Annual incentives are intended to provide our executive officers with a direct financial link to our company’s performance and their individual performance. Our executive officers have the opportunity to earn a competitive annual incentive award when we meet targeted business objectives and an above average award when we exceed those objectives. If targeted objectives are not met, our executive officers receive no award or a reduced award. Annual incentive awards for our executive officers are issued under the 2002 Incentive Plan, as approved by stockholders, and are intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code.
      The compensation committee evaluates the incentive program annually and establishes the target incentive opportunity for each of our executive officers, expressed as a percentage of base pay, using survey data for individuals in comparable positions at competitor companies. In early 2005, the compensation committee established the annual incentive program for 2005 that would be funded upon the company’s attaining an established Economic Value Added (“EVA®”) improvement target. Applying EVA® measurement to this annual incentive process encourages management to make and apply capital investments that help drive long-term stockholder value. Based on the significant improvement in EVA®, the compensation committee approved funding of a 2005 annual incentive award pool for our executive officers. The strong EVA® performance was paralleled by strong financial performance in:

•	a 44% return to stockholders over the course of 2005;

•	income from continuing operations that more than tripled during the year;

•	net cash from operating activities of $1.45 billion in 2005;

•	debt reduction of $249 million; and

•	credit rating improvements.
      The annual incentive pool funds up to a maximum of 400 percent of target. Two-thirds of any award earned above 200 percent of target is placed in a reserve and is at risk based on future EVA® performance.
      The compensation committee, along with the CEO, reviewed each executive officer’s performance and contributions for the year and adjusted the amount of each officer’s company funded award based on individual performance and business unit performance, where applicable. The total amount of the award is shown for each named executive officer in the summary compensation table.
      Long-Term Incentives. Long-term incentives are designed to align pay with stockholder return, drive performance, create significant and consistent incentives for executive retention, and promote stock ownership.
      The long-term incentive program balances a focus on stock price appreciation and a focus on operating and financial performance. Specifically, our executive officers were granted performance-based deferred shares, time-based deferred shares, and stock options in 2005. With the exception of the CEO, the performance-based deferred shares represented approximately 50 percent of the long-term incentive grant value; time-based deferred shares represented 25 percent; and stock options represented the remaining 25 percent.
      To further strengthen the relationship between pay and performance, the performance-based deferred shares vest only upon the company’s attaining specific EVA® targets and the executive officer’s continued employment. Our executive officers have three years to earn all, a portion, or none of the performance-based deferred shares granted in 2005. Any shares earned during the three years will be issued to our executive officers no earlier than February 25, 2008, which is three years after the grant date. The time-based deferred shares will vest in three years on the anniversary of the grant and the stock options will vest in equal portions over three years beginning on the first anniversary of the grant.
      For 2006, performance-based deferred shares granted to our executive officers are subject to vesting only upon the company’s attaining specific three-year EVA® target and the executive officer’s continued employment. With the exception of the CEO, the equity mix in 2006 in terms of value is approximately 50 percent performance-based deferred shares, 25 percent time-based deferred shares, and 25 percent stock options.
      Other Annual Compensation. Perquisites for the executive officers include financial planning services and personal use of the company aircraft and company owned properties. The compensation committee reviewed details of the executive perquisites utilized by each of the executive officers in 2005 and determined that only one named executive officer received perquisites greater than $10,000 as noted in the Summary Compensation Table. The incremental cost method was used to calculate the personal use of company aircraft. We calculate the incremental cost per flight hour by aircraft type. The incremental cost calculation includes such items as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone and catering.
      Stock Ownership Guidelines. In 2005, the board adopted stock ownership guidelines for all executive officers. All executive officers of the company, consistent with their responsibilities to the stockholders of the company as a whole, must hold an equity interest in the company. Specifically, CEO ownership must equal at least five years’ base pay, and other executive officer ownership must equal at least three years’ base pay.

      Shares owned outright, deferred and performance-based deferred shares count as owned for purposes of this program. Existing executives have five years from the adoption of the guidelines to accumulate the required shares. New executives are allowed five years from the date of election, promotion to executive officer, or commencement of employment as an executive officer to accumulate the required shares. Once the requirement is met, the individual is considered to be in compliance if the executive continues to hold the number of shares or value necessary to fulfill the requirement. The compensation committee will maintain discretion to modify guidelines in special circumstances of financial hardship such as illness of the executive or a family member. All of the named executive officers have achieved these guidelines.

Chief Executive Officer Compensation
      The full board meets in executive session each year to review the CEO’s performance. The session, which is led by the lead director, is conducted without the CEO present. In this session, the board reviews:

•	evaluations of the CEO completed by each independent board member;

•	the CEO’s written assessment of his own performance compared with the stated goals and objectives; and

•	evaluations of the CEO completed by each of the other executive officers.
      The results of this performance review are shared with the CEO and are used by the compensation committee in establishing a total compensation package that reflects individual performance and business results and promotes focus on building long-term stockholder value.
      The CEO participates in the same programs and receives compensation based upon the same criteria as other executive officers. However, the CEO’s compensation reflects that position’s greater policy and decision-making authority and a higher level of responsibility with respect to the strategic direction of the company and its operating results.
      The 2005 compensation components for the CEO, Mr. Malcolm, were as follows:
      Base Pay. The compensation committee maintained Mr. Malcolm’s base pay of $1,000,000 in 2005.
      Annual Incentive. In the first quarter of 2005, the compensation committee established the incentive criteria for Mr. Malcolm and set Mr. Malcolm’s target at 100 percent of base pay with a maximum opportunity of 400 percent of base pay. In February 2006, the board of directors awarded Mr. Malcolm an incentive award of $2,300,000 of which $200,000 was put in reserve and is at risk for future EVA® performance. Consistent with the other executive officers, Mr. Malcolm’s 2005 annual incentive was based primarily on our company’s performance against EVA® targets, as outlined on page 13 in the Annual Incentives discussion. In addition, the compensation committee considered a number of 2005 personal accomplishments in determining Mr. Malcolm’s 2005 annual incentive award.
      Long-Term Incentive. In 2004, Mr. Malcolm led the company in establishing a clear and focused strategy for the future: concentrating on natural gas assets in key growth markets where we have competitive advantages of scale, a low-cost position, and leadership. In early 2005, the compensation committee approved an equity award of 225,000 stock options and 208,092 deferred shares for Mr. Malcolm consistent with the approach described under the Long-Term Incentives section on the previous page. One hundred percent of the deferred shares were granted such that EVA® targets must be met in order for the shares to vest, and the shares will be issued no earlier than the third anniversary of the grant.
      For 2006, as Mr. Malcolm focuses on generating stockholder value from growth and capitalizing on the competitive advantages of the company’s businesses, the compensation committee approved an equity award for Mr. Malcolm that includes stock options and performance-based deferred shares. The performance-based deferred shares represent 50 percent of the award value, and the stock options represent 50 percent. The deferred shares will vest only upon the company’s attaining established three-year EVA® objectives and Mr. Malcolm’s continued employment. The number of deferred shares earned will range from 0% of target to 200% of target based on the company obtaining long-term EVA® objectives.

      Base pay, annual incentives, and long-term incentives for Mr. Malcolm and the other named executive officers are shown on the Summary Compensation Table.
Internal Revenue Service Limitations on Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table, unless such excess compensation is “performance-based” as defined in Section 162(m). In order for compensation to qualify as “performance-based,” among other requirements, the performance goals must be (a) approved by stockholders and (b) set by a compensation committee consisting solely of two or more outside directors (as defined in Section 162(m)). Because stockholders approved the 2002 Incentive Plan, the compensation committee generally intends to grant awards under this plan consistent with the terms of Section 162(m) and the performance-based exception, so that such awards will not be subject to the $1 million limit. However, the compensation committee may consider other factors beyond income tax treatment when making compensation decisions.
      The members of the compensation committee of the board of directors have provided this report:

— W. R. Howell, chairman
— George A. Lorch
— Frank T. MacInnis
— Janice D. Stoney
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth certain information with respect to the compensation of the chairman of the board, president and CEO and each of our four most highly compensated executive officers other than the CEO, based on salary and bonus earned during fiscal year 2005, for their services with us in all capacities during each of our last three fiscal years.
Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation

							Securities
					Restricted		Underlying
				Other Annual	Stock		Options	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation(3)	Awards(4)		Granted(9)	Compensation(10)

Steven J. Malcolm	2005	$1,000,000	$2,300,000	—	$4,014,094	(5)	225,000	$14,112
Chairman, President and	2004	$992,308	$2,740,000	—	$2,482,500	(6)	300,000	$14,561
Chief Executive Officer	2003	$900,000	$1,600,000	—	$255,000	(7)	-0-	$15,078
Alan S. Armstrong	2005	$392,308	$575,000	—	$713,614	(5)	40,000	$13,189
Senior Vice President,	2004	$346,154	$669,000	—	$546,150	(6)	55,000	$13,089
Midstream	2003	$294,231	$400,000	—	$-0-		-0-	$13,026
Donald R. Chappel(1)	2005	$521,154	$825,000	—	$963,381	(5)	55,000	$786
Senior Vice President,	2004	$500,000	$1,096,000	—	$744,750	(6)	75,000	$1,140
Chief Financial Officer	2003	$351,923	$500,000	—	$255,000	(8)	200,000	$41,211
Ralph A. Hill	2005	$393,846	$575,000	$16,948	$713,614	(5)	40,000	$13,192
Senior Vice President	2004	$358,846	$663,000	—	$546,150	(6)	55,000	$13,087
Exploration and Production	2003	$345,000	$425,000	—	$-0-		-0-	$13,180
Phillip D. Wright	2005	$440,000	$575,000	—	$713,614	(5)	40,000	$27,604
Senior Vice President,	2004	$395,769	$696,000	—	$546,150	(6)	55,000	$8,994
Williams Gas Pipelines	2003	$390,000	$450,000	—	$-0-		-0-	$9,334

(1)	Mr. Chappel joined Williams on April 16, 2003.

Bonus

(2)	Awards from the 2005 and 2004 Annual Incentive Programs are not paid out in full in the year earned, as the amounts include a reserve that is at risk for future performance. The amount paid in 2006 and 2005 related to the 2005 and 2004 bonuses respectively and the amount of the remaining reserves are as follows:

	2005				2004

				Amount of
		2005 Bonus	Amount	Prior		2004 Bonus	Amount	Remaining
		Payable in	Placed in	Reserve Paid		Payable in	Placed in	Reserve as of
	Total Bonus	Cash in 2006	Reserve	in 2006	Total Bonus	Cash in 2005	Reserve	3/17/06

Steven J. Malcolm	$2,300,000	$2,100,000	$200,000	$164,444	$2,740,000	$2,246,667	$493,333	$528,889
Alan S. Armstrong	$575,000	$538,333	$36,667	$47,556	$669,000	$526,333	$142,667	$131,778
Donald R. Chappel	$825,000	$800,000	$25,000	$76,889	$1,096,000	$865,333	$230,667	$178,778
Ralph A. Hill	$575,000	$538,333	$36,667	$43,333	$663,000	$533,000	$130,000	$123,334
Phillip D. Wright	$575,000	$573,000	$2,000	$42,000	$696,000	$570,000	$126,000	$86,000
Other Annual Compensation

(3)	Perquisites include financial planning services and personal use of the company aircraft and company owned properties. The incremental cost method was used to calculate the personal use of company aircraft. The amount of perquisites for Mr. Hill is shown because the aggregate amount exceeds $10,000 for 2005. Value of perquisites for 2005 is not shown for other named executive officers because the aggregate amount does not exceed $10,000. For 2004 and 2003, value of perquisites are not shown because the aggregate amount does not exceed the lesser of $50,000 or 10 percent of the total amount of salary and bonus for any named executive officer.
Restricted Stock Awards

(4)	Awards were granted under the terms of the 2002 Incentive Plan. Awards are in the form of deferred stock and are shown at their value on the grant date. Dividend equivalents are paid on these shares at the same time and at the same rate as dividends paid to our stockholders. Aggregate holdings of deferred stock at December 31, 2005, and their values on that date are as follows:

		Value at
	Number of	December 31,
	Shares (#)	2005

Steven J. Malcolm	466,425	$10,807,067
Alan S. Armstrong	80,327	$1,861,177
Donald R. Chappel	158,275	$3,667,232
Ralph A. Hill	80,327	$1,861,177
Phillip D. Wright	80,327	$1,861,177

(5)	Deferred shares granted February 25, 2005, at the closing stock price on that date of $19.29 per share. Performance-based shares can be earned over a three-year period only if established annual performance targets are met. The target established for 2005 was met, resulting in one third of the award being earned on March 1, 2006. These shares will be distributed no earlier than the third anniversary of the grant. Time-based shares vest three years from the grant date of February 7, 2005 on February 7, 2008.

				2005 Time-
				Based Deferred
		2005 Performance Based Deferred Shares		Shares
	Total
	Deferred
	Shares		One-Third Shares Earned
	Granted	Shares Granted	for 2005 Performance	Shares Granted

Steven J. Malcolm	208,092	208,092	69,364	0
Alan S. Armstrong	36,994	24,971	8,324	12,023
Donald R. Chappel	49,942	33,295	11,098	16,647
Ralph A. Hill	36,994	24,971	8,324	12,023
Phillip D. Wright	36,994	24,971	8,324	12,023

(6)	Deferred shares granted February 5, 2004, at the closing stock price on that date of $9.93 per share. Performance-based shares can be earned over a five-year period only if established performance targets are met. The targets established for 2004 and 2005 were met, resulting in one third of the award being earned on February 7, 2005 and a second one-third being earned on March 1, 2006. These shares will be distributed no earlier than the fifth anniversary of the grant. Time-based shares vest over three years. One-third vested on February 7, 2005 and another one-third vested on February 7, 2006. The final one-third will vest on the third anniversary of the grant.

		2004 Performance Based Deferred Shares			2004 Time-Based Deferred Shares

			One-Third	One-Third
	Total		Shares	Shares		Shares	Shares
	Deferred		Earned for	Earned for		Vested on	Vested on
	Shares	Shares	2004	2005	Shares	February 7,	February 7,
	Granted	Granted	Performance	Performance	Granted	2005	2006

Steven J. Malcolm	250,000	50,000	16,667	16,667	200,000	66,667	66,667
Alan S. Armstrong	55,000	20,000	6,667	6,667	35,000	11,667	11,667
Donald R. Chappel	75,000	25,000	8,334	8,334	50,000	16,667	16,667
Ralph A. Hill	55,000	20,000	6,667	6,667	35,000	11,667	11,667
Phillip D. Wright	55,000	20,000	6,667	6,667	35,000	11,667	11,667

(7)	Time-based deferred shares granted on January 25, 2003, at the closing stock price on that date of $3.40. One-third of these shares vested on January 25, 2006. Another one-third will vest on the fourth anniversary of the grant date with the final one-third vesting on the fifth anniversary.

		One-Third Shares
	Total Deferred	Vested on
	Shares Granted	January 25, 2006

Steven J. Malcolm	75,000	25,000

(8)	Time-based deferred shares granted on April 16, 2003, at the closing stock price on that date of $5.10. These shares will vest on April 16, 2006.

Total Deferred
Shares Granted

Donald R. Chappel	50,000
Securities Underlying Options Granted

(9)	Awards were granted under the terms of the 2002 Incentive Plan. Options were granted twice in 2002. The second grant was made in late 2002 for 2003.
All Other Compensation

(10)	Amounts shown represent the following payments we made on behalf of the officers:

a. Matching contributions under the Williams Investment Plus Plan, a defined contribution plan.

b. Premiums for term life insurance.

c. Relocation expenses we paid on behalf of Mr. Chappel and Mr. Wright.

Stock Option Grants in Last Fiscal Year
      The following table sets forth certain information with respect to the grant of stock options during the last fiscal year to the named executive officers.

		Number of	Percent of
		Securities	Total Options
		Underlying	Granted to	Exercise		Grant Date
	Date	Options	Employees in	Price (Per	Expiration	Present
Name	Granted	Granted(1)	Fiscal Year	Share)	Date	Value(2)

Steven J. Malcolm	2/25/2005	225,000	6.6%	$19.29	2/25/2015	$1,507,500
Alan S. Armstrong	2/25/2005	40,000	1.2%	$19.29	2/25/2015	$268,000
Donald R. Chappel	2/25/2005	55,000	1.6%	$19.29	2/25/2015	$368,500
Ralph A. Hill	2/25/2005	40,000	1.2%	$19.29	2/25/2015	$268,000
Phillip D. Wright	2/25/2005	40,000	1.2%	$19.29	2/25/2015	$268,000

(1)	One-third of the options vested on February 25, 2006. Another one-third will vest on February 25, 2007, with the final one-third vesting on February 25, 2008.

(2)	Determined using the Black-Scholes option pricing model and based on the following assumptions:

a.	volatility of our common stock of 33.3 percent;

b.	average risk-free rate of return of 4.05 percent;

c.	dividend yield of 1.56 percent; and

d.	expected life of 6.5 years after the grant date.

The model does not take into account that the stock options are subject to vesting restrictions and that the options cannot be sold. In the event the options are exercised, their value will depend on the actual market price of our common stock on the date of exercise. The present value shown is not intended to forecast possible future appreciation of our stock price.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth certain information with respect to options exercised by the named executive officers during fiscal year 2005, and the number and value of unexercised options held by such executive officers at the end of the 2005 fiscal year.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options at
	Shares		Options at December 31, 2005		December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven J. Malcolm	16,339	$325,146	1,140,561	425,000	$12,997,987	$3,521,000
Alan S. Armstrong	7,630	$148,949	206,505	76,667	$2,449,971	$640,671
Donald R. Chappel	0	$0	125,000	205,000	$2,138,000	$2,682,400
Ralph A. Hill	134,311	$2,685,110	149,634	76,667	$495,552	$640,671
Phillip D. Wright	53,919	$1,069,803	475,432	76,667	$5,818,916	$640,671

(1)	Based on the closing price of our common stock on December 30, 2005, of $23.17 (as reported on the “NYSE Composite Transactions” table in the Wall Street Journal dated December 30, 2005) minus the option exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. These values had not been realized as of December 31, 2005, and may not be realized. In the event the options are exercised, their value will depend on the actual market price of our common stock on the date of exercise.

Retirement Plan
      The retirement plan for the company’s executive officers consists of two programs: the pension plan and the supplemental executive retirement plan as described below. Together these plans provide the same benefits to our executive officers as the pension plan provides to all other employees of the company. The supplemental executive retirement plan is a full restoration plan that was implemented to address the Internal Revenue Code annual compensation limit.

Pension Plan
      Our executive officers who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax-qualified defined benefit plan (with a cash balance plan design) subject to the Employee Retirement Income Security Act of 1974.
      Each year, participants earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (salary and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

	Percentage of		Percent of Eligible Pay Greater
Age	Eligible Pay		than the Social Security Wage Base

Less than 30	4.5%	+	1%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%
      For participants who were active employees and participants under the plan on March 31, 1998, and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service earned as of March 31, 1998.
      In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.
      The monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement age is 55. At retirement, participants may choose to receive a single-life annuity or they may choose one of several other forms of payment having an actuarial value equal to that of the single-life annuity.

Supplemental Executive Retirement Plan
      The Internal Revenue Code limits the pension benefits based on the annual compensation limit that can be accrued in a tax-qualified defined benefit plans, such as our pension plan. Any reduction in an executive officer’s pension benefit accrual due to these limits will be compensated for under an unfunded supplemental retirement plan.

      Total estimated annual retirement benefits at normal retirement age under the cash balance formula from both our pension and supplemental retirement plans are as follows:

Cash Balance Formula
Estimated Annual
Benefits Payable at
Name	Normal Retirement Age

Steven J. Malcolm	$445,123
Alan S. Armstrong	$345,973
Donald R. Chappel	$146,584
Ralph A. Hill	$378,417
Phillip D. Wright	$272,530
Employment Agreements and Change In Control Agreements
      None of our executive officers have employment agreements.

Change in Control Agreements
      Our change in control program provides severance benefits for our executive officers if, within two years following a change in control of Williams, their employment is terminated (1) involuntarily other than for cause, death, disability, or the sale of a business, or (2) voluntarily for good reason. The severance benefit includes:

•	a lump sum payment equal to three times the officer’s then current annual base salary and annual incentive award target;

•	continuation of health and welfare benefits at active employee rates for eighteen months;

•	calculation of pension plan benefits including supplemental retirement plan benefits with an additional three years of service and three years to age for retirement purposes;

•	reimbursement of legal fees and expenses incurred in enforcement of the change-in-control program; and

•	a gross-up payment sufficient to compensate for the amount of any excise tax imposed by Internal Revenue Code Section 4999, and for any taxes imposed on such additional payment.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      All members of the compensation committee during 2005 were independent directors, and none of them were employees of Williams or former employees of Williams. During 2005, none of our executive officers served on the compensation committee (or any committee performing equivalent functions), or the board of directors, or any other entity whose executive officers served on the compensation committee or on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      Based on a review of filings with the SEC, we are unaware of any holders of more than 5% of the outstanding shares of our common stock.
      The following table sets forth, as of February 28, 2006, the number of shares of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

	Shares of
	Common Stock	Shares Underlying
	Owned Directly	Options Exercisable		Percent
Name of Individual or Group	or Indirectly(1)(2)	Within 60 Days(3)	Total	of Class

Alan S. Armstrong	88,975	238,171	327,146	*
Donald R. Chappel	223,731	268,333	492,064	*
Irl F. Engelhardt	6,263	6,000	12,263	*
William R. Granberry	1,132	3,000	4,132	*
William E. Green	19,244	51,429	70,673	*
Ralph A. Hill	94,649	181,300	275,949	*
Juanita H. Hinshaw	4,823	9,000	13,823	*
W. R. Howell	52,825	55,786	108,611	*
Charles M. Lillis	43,518	22,536	66,054	*
George A. Lorch	43,942	37,631	81,573	*
William G. Lowrie	36,510	6,000	42,510	*
Frank T. MacInnis	46,492	49,977	96,469	*
Steven J. Malcolm	670,210	1,315,561	1,985,771	*
Janice D. Stoney	30,750	44,893	75,643	*
Joseph H. Williams	514,914	62,324	577,238	*
Phillip D. Wright	172,631	507,098	679,729	*
All directors and executive officers as a group (20 persons)	2,416,229	3,433,909	5,850,138	0.983%

*	Less than 1 percent.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Armstrong, 68,660 deferred shares and 14 shares in the company’s investment plan over which he has sole voting and investment power; Mr. Chappel, 141,608 deferred shares; Mr. Hill, 68,660 deferred shares and 25,989 shares in the company’s investment plus plan over which he has sole voting and investment power; Mr. Malcolm, 374,758 deferred shares and 44,623 shares in the company’s investment plus plan over which he has sole voting and investment power; and Mr. Wright, 68,660 deferred shares and 14,742 shares in the company’s investment plus plan over which he has sole voting and investment power.

(2)	Includes deferred shares held under the terms of compensation plans over which directors have no voting or investment power as follows: Mr. Green, 9,983; Mr. Howell, 11,125; Mr. Lillis, 9,671; Mr. Lorch, 39,296; Mr. Lowrie, 22,510; and Ms. Stoney, 21,309.

(3)	The SEC deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent stock options granted under our current or previous stock option plans, which are currently exercisable or which will become exercisable within 60 days of February 28, 2006. Shares subject to options cannot be voted.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing our cumulative total stockholder return on our common stock (assuming reinvestment of dividends) with the cumulative total return of the S&P 500 Stock Index and the Bloomberg U.S. Pipeline Index for the period of five fiscal years commencing January 1, 2001. Last year’s proxy compared our total return to the S&P 500 Oil & Gas Refining, Marketing & Transportation Index, as well as the S&P 500 Stock Index. However, in 2005 S&P removed us from the S&P Oil & Gas Refining, Marketing & Transportation Index, necessitating the change in comparative indices. The Bloomberg U.S. Pipeline Index is composed of seven companies, including Williams, who have comparable business lines. The graph below assumes an investment of $100 at the beginning of the period.
Cumulative Total Shareholder Return

	2000	2001	2002	2003	2004	2005

The Williams Companies, Inc.	100.0	71.1	7.9	28.9	48.2	69.3

S&P 500 Index	100.0	88.1	68.7	88.3	97.9	102.7

Bloomberg U.S. Pipelines Index	100.0	31.0	9.5	15.7	20.0	25.7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      None.
EQUITY COMPENSATION STOCK PLANS
Securities authorized for issuance under equity compensation plans
      The following table provides information concerning our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005, including The Williams Companies, Inc. 2002 Incentive Plan, The Williams Companies, Inc. 2001 Stock Plan, The Williams Companies, Inc. Stock Plan for Non-Officer Employees, The Williams Companies, Inc. 1996 Stock Plan, The Williams International Stock Plan, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, The Williams Companies, Inc. 1988 Stock Option Plan for Non-Employee Directors, The Williams Companies, Inc. 1990 Stock Plan and The Williams Communications Stock Plan.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights(2)	Warrants and Rights(3)	1st Column of This Table)

Equity Compensation plans approved by security holders	20,389,751	$14.36	21,608,765
Equity Compensation plans not approved by security holders(1)	3,052,106	$29.61	0

Total	23,441,857	$16.63	21,608,765

(1)	These plans were terminated upon shareholder approval of the 2002 Incentive Plan. Options outstanding in these plans remain in the plans subject to their terms. Those options generally expire 10 years after the grant date.

(2)	Includes 3,019,088 shares of deferred stock.

(3)	Excludes the shares of deferred stock included in the 1st column of this table for which there is no weighted-average price.
REPORT OF THE AUDIT COMMITTEE
      The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee meets separately with management, the internal auditors, independent auditors and the general counsel. The audit committee operates under a written charter approved by the board, a copy of which is attached to this proxy statement as Appendix B. The charter, among other things, provides that the audit committee has full authority to appoint and retain, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the audit committee:

•	reviewed and discussed the audited financial statements in the company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and Williams and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls and the overall quality of Williams’ financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC; and

•	recommended, together with the board, subject to stockholder approval, the selection of Ernst & Young LLP to serve as Williams’ independent auditors.

      This report has been furnished by the members of the audit committee of the board of directors:

— William G. Lowrie, chairman
— Irl F. Engelhardt
— William R. Granberry
— William E. Green
— Juanita H. Hinshaw
— Charles M. Lillis

March 14, 2006
      The report of the audit committee in this proxy statement shall not be deemed incorporated by reference into any other filing by Williams under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Upon the recommendation of the audit committee, the board has appointed, subject to stockholder approval, the firm of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2006. The firm of Ernst & Young LLP has served us in this capacity for many years. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided. In the event a majority of the stockholders do not ratify the appointment of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2006, the audit committee and the board will consider the voting results and evaluate whether to select a different independent auditor.

      THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS FOR 2006.
Principal Accountant Fees and Services
      Fees for professional services provided by our independent auditors for each of the last two fiscal years in each of the following categories are:

	2005	2004

	(Millions)
Audit Fees	$13.8	$11.8
Audit-Related Fees	1.1	1.0
Tax Fees	0.2	0.1
All Other Fees	—	—

	$15.1	$12.9

      Fees for audit services in 2005 and 2004 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, and services performed in connection with other filings with the SEC. Audit-related fees in 2005 and 2004 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Additionally, audit-related fees in 2004 include audits in connection with the disposition of businesses. Tax fees in 2005 and 2004 include tax planning, tax advice and tax compliance.
      Tax Services. Ernst & Young LLP does not provide tax services to our executive officers.
      As required by our audit committee charter, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by Delaware law, our articles or our by-laws, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, our audit committee may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.
STOCKHOLDER PROPOSALS
PROPOSAL 3
STOCKHOLDER PROPOSAL FOR A MAJORITY VOTE STANDARD FOR BOARD ELECTIONS
      The Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314, which represented that it is the beneficial owner of 18,100 shares of common stock, has advised us that it intends to submit the proposal as set forth below at the annual meeting. Our board’s statement in opposition to the proposal follows the stockholder proposal and supporting statement.
      While the stockholder proponent recommends that you vote “FOR” its proposal, our board unanimously recommends you vote “AGAINST” Proposal 3.
      References in this stockholder proposal and supporting statement to “our” or “we” refer to the Sheet Metal Workers’ National Pension Fund, with the exception of references to “Our Company” which refer to Williams.
      “Resolved, that the shareholders of The Williams Companies, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
      “Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”
      “Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.
      “Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
      “It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.
      “We urge your support of this important director election reform.”

Statement of the Board in Opposition to Proposal 3.
      Last year, the company’s stockholders considered a proposal regarding director elections similar to this proposal, and the company’s stockholders did not approve it. Our board nonetheless continued to actively consider the issue of majority voting, and ultimately decided in November 2005 to maintain the existing plurality voting standard as well as adopt a director resignation policy. Under the company’s director resignation policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes cast “for” his or her election is required to submit a letter of resignation for consideration by the company’s nominating and governance committee. The nominating and governance committee shall in turn recommend to the full board whether to accept the resignation offer. Following a majority withhold vote for a director:

•	the director’s resignation offer is expected to be submitted promptly following certification of the stockholder vote;

•	the board will act on the nominating and governance committee’s recommendation within 60 days following certification of the stockholder vote;

•	the board will promptly disclose its decision whether to accept the director’s resignation (and the reasons for rejecting the resignation, if applicable) in a press release to be disseminated in a manner the company press releases typically are distributed; and

•	any director who has offered to resign shall not participate in the nominating and governance committee’s discussions, if applicable, and board discussions regarding the decision whether to accept the resignation.

      We believe our director resignation policy is responsive to stockholder concerns regarding director elections because it gives stockholders a greater voice in the election process. Moreover, we believe that adoption of our director resignation policy is the most appropriate action at this time given the numerous outstanding issues associated with the adoption of a full majority vote standard. A number of organizations and working groups including the American Bar Association are currently considering the issues associated with the adoption with the adoption of a full majority vote standard including:

•	how to handle director holdovers. Under the current law of Delaware, the company’s state of incorporation, directors hold office until their successors are duly elected and qualified. As a result, an incumbent director who fails to receive a majority vote would “holdover,” and there would not be a vacancy unless the director resigned or the shareholders voted to remove the director,

•	what discretion the board has from a compliance standpoint if a director fails to receive a majority of the votes cast and such director fills a key role on the board such as serving as the “financial expert” on the audit committee, and

•	what is the appropriate election standard to apply in contested elections.
      Therefore, we believe it is premature to adopt majority voting in director elections before state legislatures address the many related procedural issues associated with majority voting.
      For these reasons, we recommend a vote “AGAINST” this stockholder proposal.
ADDITIONAL INFORMATION
CODE OF ETHICS
      We have adopted a code of ethics specific to the principal executive officer, principal financial officer, controller and other executive officers. The code of ethics was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees. The code of ethics and the code of business conduct and ethics are available on the company’s website at http://www.williams.com.
WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION
      We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act). You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s Internet website at http://www.sec.gov.
      Our Internet website is http://www.williams.com. We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our corporate governance guidelines, director independence standards, code of ethics, board committee charters and code of business conduct are also available on our Internet website. We will also provide, free of charge, a copy of any of our corporate documents listed above upon written request to our secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10 percent of our stock to file certain reports with the SEC and the NYSE concerning their beneficial ownership of our equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10 percent stockholders. Based on a review of the copies of such forms in our possession, and on written representation from certain reporting persons, we believe that during fiscal 2005, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that a Form 4 was not timely filed by Mr. Phillip D. Wright to report the exercise of 17,973 stock options on July 19, 2005.
STOCKHOLDER PROPOSALS FOR 2007
      Stockholders interested in submitting a proposal for inclusion the proxy materials for our 2007 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In order for a stockholder proposal to be considered for inclusion in our 2007 proxy statement, we must receive it no later than December 8, 2006. The proposal should be addressed to our corporate secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172. We suggest that proposals be sent by certified mail with return receipt requested.
ANNUAL MEETING INFORMATION
      Votes for the annual meeting will be counted by a representative of Computershare Trust Company, N.A., who will act as the inspector of elections at the 2006 annual meeting.
      We know of no matters to be presented at the annual meeting other than those included in this notice. By signing the proxy card you are also giving authority to the persons named on the proxy card to take action on additional matters that may properly come before the annual meeting. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying proxy card will vote according to their best judgment.
      All votes are confidential, unless disclosure is legally necessary.
PROXY SOLICITATION
      The proxy card accompanying this proxy statement is solicited by our board of directors. We expect to solicit proxies in person, by telephone, or by our directors, officers, employees and agents in person or by telephone, or other electronic means. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We expect to pay MacKenzie Partners, Inc. an estimated $15,000 in fees, plus expenses and disbursements.
      We will pay the expenses of this proxy solicitation including the cost of preparing and mailing the proxy statement and accompanying proxy card. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock.
      It is important that your stock be represented at the annual meeting regardless of the number of shares you hold. Whether or not you plan to attend, please vote, either by Internet, phone or by signing, dating and returning the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By order of the Board of Directors,

Brian K. Shore
Secretary
Tulsa, Oklahoma
April 13, 2006

APPENDIX A
CORPORATE GOVERNANCE GUIDELINES
(As amended on November 17, 2005)
      The following Corporate Governance Guidelines (“Guidelines”) of The Williams Companies, Inc. (the “Company”) provide a framework for the governance of the Company. These Guidelines are posted on the Company’s website and also are available in print to any shareholder requesting them.

I.	Operation of the Board.

A.	The Role of the Board.
      The Board has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and the operation of the Company by the Chief Executive Officer and other officers. The Board focuses on the following core responsibilities:

•	Evaluating and approving the Company’s strategic and financial plans and monitoring the implementation and results of those plans;

•	Succession planning for management;

•	Monitoring the financial performance of the Company;

•	Overseeing compliance with laws, regulations and standards;

•	Assessing the performance of the Chief Executive Officer and setting compensation accordingly;

•	Assessing whether appropriate processes are in place to properly manage the Company; and

•	Reviewing senior executive officer goals and compensation.

B.	Director Responsibilities.
      The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders in accordance with their duties of care and loyalty.

C.	Board Leadership.
      The Chief Executive Officer serves as the Chairman of the Board. The Chief Executive Officer is responsible for the overall management and functioning of the Company.
      In addition, the Board has designated an independent director as the Lead Director. The Lead Director’s responsibilities include presiding over executive sessions of the independent directors, consulting with the Chairman of the Board and Chief Executive Officer regarding scheduling and agendas for Board meetings, overseeing the appropriate flow of information to the Board, chairing Board meetings in the Chairman’s absence, acting as a liaison between the independent directors and management, and being available for consultation and communication with shareholders as appropriate.

D.	Executive Sessions of Independent Directors.
      At every regularly scheduled Board meeting, the independent directors meet without the Chief Executive Officer or other management present. The Lead Director presides at these sessions. The Lead Director also has the authority to call additional executive sessions as appropriate.

E.	Frequency of Meetings; Attendance.
      The Board meets regularly at least six times each year. The Chairman of the Board, the President or any three directors may also call special meetings from time to time as necessary. Directors are expected to attend in person all regularly scheduled Board and committee meetings, as well as the Annual Meeting of Stockholders, and to participate telephonically when they are unable to attend in person.

F.	Agenda Items for Board Meetings.
      The Chairman of the Board establishes the Board meeting agenda in consultation with the executive officers of the Company, the Lead Director, and the Corporate Secretary. All directors are also encouraged to suggest agenda topics and are free to raise any subject at a meeting that is not on the agenda for that meeting.

G.	Meeting Materials; Preparation; Participation.
      Materials are generally distributed to the directors one week in advance of each regular Board or committee meeting. In some cases, due to the sensitive nature of an issue or if an issue arises without sufficient time to complete distribution of materials within this time frame, materials are presented only at the meeting. Directors are expected to be prepared for meetings by reviewing advance materials and otherwise to participate actively in the Board’s or committee’s deliberations.

H.	Access to Management and Employees.
      The Board at all times has free access to all members of management and the employees of the Company.

I.	Access to Non-Management Directors.
      Interested parties wishing to communicate with the non-management directors, individually or as a group, may do so by contacting them in care of the Corporate Secretary or the Lead Director. The Company publishes on its website a mailing address and email address for this purpose.

J.	Chief Executive Officer Evaluation and Compensation.
      Annually, the Board sets the Chief Executive Officer’s goals and objectives and then meets in executive session to review the Chief Executive Officer’s performance based on those goals and objectives. The session, which is led by the Chairman of the Compensation Committee, is conducted without the Chief Executive Officer present. The results of this performance review are shared with the Chief Executive Officer and are used by the Compensation Committee in establishing the Chief Executive Officer’s compensation.

K.	Management Succession.
      The Board maintains a process for planning orderly succession for the position of Chief Executive Officer as well as other senior management positions. The Board also has available, on a continuing basis, the Chief Executive Officer’s recommendation of a potential successor in the event of unexpected disability.

L.	Strategic Planning.
      The Board reviews the strategic and financial plans of the Company annually. The Board receives frequent updates from the Chief Executive Officer regarding the implementation of the strategic plans.

II.	Board Structure.

A.	Independent Directors.
      It is the policy of the Company that all members of the Board, except the Chief Executive Officer, shall be “independent” directors as defined by the rules of the New York Stock Exchange. Annually, the Board, through the Nominating and Governance Committee, reviews the independence of the directors and the Board affirmatively makes a determination as to the independence of each director. The Board has adopted the standards set forth in Attachment A to these Guidelines to assist it in assessing the independence of directors.

B.	Classes of Directors; Size of the Board; Term.
      The Board currently has 11 directors, divided into three classes of directors of as nearly equal size as possible. The total number of directors is determined by resolution adopted by the affirmative vote of a majority of the Board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

C.	Director Elections.
      Any nominee for director who receives a greater number of votes “withheld” from his or her election than votes cast “for” his or her election is required to submit a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall in turn recommend to the full Board whether the resignation should be accepted. Following a majority withhold vote for a director:

•	the director’s resignation is expected to be submitted promptly following certification of the shareholder vote;

•	the Board will act on the Nominating and Governance Committee’s recommendation within 60 days following certification of the shareholder vote;

•	the Board will promptly disclose their decision whether to accept the director’s resignation (and the reasons for rejecting the resignation, if applicable) in a press release to be disseminated in the manner that Company press releases typically are distributed;

•	the director who has submitted his or her resignation shall not participate in the Nominating and Governance Committee discussions, if applicable, and Board discussions regarding the decision whether to accept the resignation.

D.	Selection of Directors; Board Membership Criteria.
      The Nominating and Governance Committee is responsible for developing and recommending to the Board qualifications for assessing candidates for Board membership, identifying candidates for Board membership, and development of a Board succession plan. Qualifications sought by the Nominating and Governance Committee in independent director candidates include the following:

1. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director.

2. A genuine interest in representing all of the shareholders and the interest of the Company overall.

3. A willingness and ability to spend the necessary time to function effectively as a director.

4. An open-minded approach to matters and the resolve to independently analyze matters presented for consideration.

5. A reputation for honesty and integrity beyond question.

6. Independence as defined by the New York Stock Exchange, and qualifications otherwise required in accordance with applicable law or regulation.

E.	Outside Board Service.
      Directors should limit their service as directors on publicly held company and investment company boards to no more than five (including the Company’s Board). Service on the boards of subsidiary companies, non-profit organizations and non-public for-profit organizations is not included in this calculation. Moreover, if a director sits on several mutual fund boards within the same fund family, it will count as one board for purposes of this calculation. Directors serving on the Company’s Board as of November 2005 have one year to achieve compliance with this guideline.
      Directors should advise the chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another for-profit board. The Committee reviews at least annually directorships (or positions on similar governing bodies) held by directors and executive officers. The Chief Executive Officer approves in advance all such commitments of executive officers, and the Nominating and Governance Committee approves in advance all such commitments of the Chief Executive Officer.

F.	Material Change in Status.
      The Board understands and expects that a director who has a material change in his or her status including a change in his or her principal business association will promptly offer his or her resignation from the Board in order to provide the Nominating and Governance Committee the opportunity to assess each situation based on the individual circumstances and make a recommendation to the Board as to whether to accept the resignation. The Board is free to accept or reject the resignation.

G.	Compensation of Board Members.
      The Nominating and Governance Committee annually reviews and recommends to the Board the appropriate compensation for non-management directors. The committee’s goal is to fairly and reasonably compensate the directors commensurate with their duties and responsibilities. A combination of cash and Company stock is used to compensate directors. The Nominating and Governance Committee periodically reviews the status of the Company’s Board compensation in relation to other comparable U.S. companies to assess whether compensation is competitive to attract and retain the most qualified candidates.

H.	Stock Ownership Guidelines.
      It is the recommendation of the Board that all directors, consistent with their responsibilities to the shareholders of the Company as a whole, hold an equity interest in the Company. Accordingly, each non-management director should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to three times the annual director retainer (not including committee and/or committee chair fees) paid to that director in the Company’s most recently completed full fiscal year. A non-management director should satisfy this standard within five years from the date the director joins the Board or the adoption of this policy. Once the requirement is met, the individual is considered to be in compliance if the director continues to hold the lesser of the value multiple or the number of shares necessary to fulfill the requirement on that date. Shares owned outright and deferred shares count as owned, but option equity does not count as owned.
      It is the recommendation of the Board that all executive officers, consistent with their responsibilities to the shareholders of the Company as a whole, hold an equity interest in the Company. Accordingly, the Chief Executive Officer should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to five years’ base salary, and each other executive officer of the Company should acquire and hold Company stock with a value (measured at the time the stock is acquired) equivalent to three years’ base salary. Executive officers should satisfy this standard within five years from the date of becoming an executive officer or the adoption of this policy. Once the requirement is met, the individual is considered to be in compliance if the executive continues to hold the lesser of the value multiple or the number of shares necessary to fulfill the requirement on that date. Shares owned outright, deferred and performance-based deferred shares count as owned, but option equity does not count as owned.

III.	Committees of the Board.
      The Board has established standing committees to oversee designated matters. The committees of the Board are Audit, Nominating and Governance, Finance and Compensation. The Board annually elects from its members, as recommended by the Nominating and Governance Committee, the members and the chairman of each committee. All committee members are independent directors as determined in accordance with New York Stock Exchange rules. In addition, directors who serve on the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules. Each committee has a written charter setting forth the duties, authority and responsibilities of the committee. All committees report regularly to the full Board with respect to their activities.

IV.	Other Board Practices.

A.	Director Orientation; Continuing Education.
      New directors participate in an orientation program upon joining the Board. All directors are given the opportunity and encouraged to participate in continuing education programs.

B.	Evaluations.
      Annually, the Nominating and Governance Committee evaluates the performance of the Board to assess the Board’s effectiveness. Each of the Audit, Nominating and Governance, Compensation and Finance Committees conducts a self-evaluation annually. The Nominating and Governance Committee evaluates each director’s individual performance on an annual basis.

C.	Access to Outside Advisors.
      The Board and its committees, consistent with the provisions of their respective charters, have the right to retain outside advisors as they determine necessary to carry out their duties.

D.	Review of Corporate Governance Guidelines.
      These Guidelines are reviewed at least annually by the Nominating and Governance Committee, which recommends changes to the Board as necessary.

Attachment A
A.     Director Independence
      An “independent” director is a director whom the Board of Directors has determined has no material relationship with The Williams Companies, Inc. or any of its consolidated subsidiaries (collectively, “Williams”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with Williams.
      A relationship is “material” if, in the judgment of the Board of Directors, the relationship would interfere with the exercise of the director’s independent judgment. The Board of Directors has established standards for determining when a relationship between a director (or an organization with which a director is associated) and Williams is sufficiently material that it would be viewed as interfering with the director’s independent judgment. In determining whether a particular relationship would be viewed as interfering with a director’s independent judgment, the Board applies the standards set forth below. Under these standards:

1. A director is not independent if the director, or a member of the director’s immediate family, has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Williams, other than Board fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of Williams is not counted for purposes of this standard.

2. A director is not independent if the director is an employee, or has an immediate family member who is an executive officer, of another company that has made payments to, or received payments from, Williams for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross annual revenues.

3. A director is not independent if the director or an immediate family member of the director is an executive officer of a company which is indebted to Williams, or to which Williams is indebted, and the total amount of either company’s indebtedness to the other is at least 2% of the total consolidated assets of such company as of the end of the last completed fiscal year.

4. A director is not independent if the director is, or has been within the last three years, an employee of Williams, or an immediate family member of the director is, or has been within the last three years, an executive officer of Williams.

5. A director is not independent if: (a) the director, or an immediate family member of the director, is a current partner of Williams’ internal or external auditor; (b) the director is a current employee of Williams’ internal or external auditor; (c) an immediate family member of the director is a current employee of Williams’ internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of Williams’ internal or external auditor and personally worked on Williams’ audit within that time.

6. A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Williams’ present executive officers serves or served on the compensation committee at the same time.

7. A director is not independent if the Nominating and Governance Committee determines that a discretionary contribution made by Williams or The Williams Companies Foundation, Inc. to a non-profit organization with which a director, or a director’s spouse, has a relationship, impacts the director’s independence.
* * * * * * * * *

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

B.	Additional Requirements for Audit Committee Members
      A director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if:

1. The director accepts, directly or indirectly, from The Williams Companies, Inc. or any of its subsidiaries (collectively, “Williams”), any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Williams (provided that such compensation is not contingent in any way on continued service). “Indirect” acceptance of compensatory fees includes payments to a spouse, minor child or stepchild of, or child or stepchild sharing a home with, the director.
      or

2. The director is:

•	a partner or a member;

•	an officer occupying a position comparable to that of a partner or member (such as a managing director);

•	an executive officer; or

•	in a position similar to any of the foregoing (excluding limited partners, non-managing members and others who have no active role in providing services to the entity)
           at an entity that receives payments from Williams for providing accounting, consulting, legal, investment banking, or financial advisory services to Williams.
      or

3. The director is an affiliated person of Williams, as determined in accordance with Securities and Exchange Commission rules.

APPENDIX B
THE WILLIAMS COMPANIES, INC.
AUDIT COMMITTEE CHARTER
(as adopted on November 17, 2005)
      I. Purpose. The Audit Committee’s (“Committee”) purpose is to represent and provide assistance to the Board of Directors of the Company (the “Board”) in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company and its subsidiaries. In addition, the Committee’s purpose includes (a) representing and assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) preparing the report of the Committee to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission (the “SEC”); and (c) appointing and retaining the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange. Each member of the Committee must be financially literate and at least one member must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. A member of the Committee may not simultaneously serve on the audit committees of more than three public companies unless such service is approved by the Board upon its determination, based on the recommendation of the Nominating and Governance Committee, that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.
      III. Meetings. The Committee shall meet at least quarterly and at such times and places and by such means as the Chairman shall determine. The Committee shall meet separately, at least quarterly, with management, the internal auditors, the independent auditors, and the general counsel. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum.
      IV. Duties and Responsibilities. Among its duties and responsibilities, the Committee shall:

A. Directly appoint and retain, subject to shareholder ratification, and oversee, evaluate and terminate when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent auditors, which shall report directly to the Committee;

B. Approve in advance all audit and legally permitted non-audit services to be provided by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide audit and legally permitted non-audit services;

C. At least annually, evaluate the independent auditors’ qualifications, performance and independence, and obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company;

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D. Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

E. Discuss the Company’s earnings press releases, and the Company’s policies with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies (including any proposed changes in Company policies related to the foregoing);

F. Discuss policies with respect to risk assessment and risk management and discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures;

G. Review with the independent auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response;

H. Review with the independent auditors and the chief internal auditing executive the scope and results of the internal audit program, including the responsibilities, budget and staffing of the Company’s internal audit function;

I. Review and approve, if appropriate, the internal audit charter and any changes thereto;

J. Assess the independence of the chief internal auditing executive and concur in the selection, retention and dismissal of the chief internal auditing executive;

K. Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditors and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls and procedures;

L. Establish and oversee procedures for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

M. Set clear hiring policies for employees and former employees of the independent auditors.

N. Direct preparation of and approve the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement; and

O. Annually evaluate the performance of the Committee and report the results of the Committee performance evaluation to the Board and review and assess annually the adequacy of the Committee’s charter and recommend any changes to the Board.
      Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties.
      VI. Funding. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:

A. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

B. Compensation to any advisors employed by the Committee under Section V; and

C. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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APPENDIX C
WILLIAMS ANNUAL AND SPECIFIC PRE-APPROVAL
TO ENGAGE INDEPENDENT ACCOUNTANT
SEC Requirements:
      Approvals must be (1) supported by details of the particular services provided, (2) the Audit Committee must be informed about each service and (3) the Audit Committee may not delegate it’s authority to management. Monetary limits cannot be the only basis for approval as they do not meet criteria (1) and (2) above. Details referenced in (1) above must provide sufficient information to enable the Audit Committee to make a well-reasoned assessment of the impact of the service on the auditor’s independence.
Effective Date:
      The Audit Committee pre-approval rules apply to all services the contracts for which are entered into after May 6, 2003 (contracts for non-audit services that were entered into prior to May 6, 2003 must be completed by May 6, 2004).
Approval Term and Amount:
      The term of approvals is 12 months from the date of approval, unless the Audit Committee specifies a different period. Any proposed services, and previously approved services that exceed established amounts by the lesser of 25% or $100,000, require specific approval by the Audit Committee.
Delegation:
      The Audit Committee hereby delegates pre-approval authority to any two of its members. Members who exercise this authority shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. However, where the service proposed by the independent auditor relates to the Company’s internal control over financial reporting, the full Audit Committee must specifically consider, in advance, each proposed service and evaluate whether provision of that service would impair the auditor’s independence. Moreover, the full Audit Committee must specifically approve, in advance, any proposed change in nature, scope or extent of the internal control-related service. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
Supporting Documentation:
      With respect to each proposed service, back-up documentation (see Template) will be provided to the Audit Committee regarding the specific services to be approved.
Requests for Approval:
      Requests for services that require separate approval by the Audit Committee will be submitted to the General Auditor for consideration by the Audit Committee.
     Annual Approval — Audit Services for Fiscal Year 2005
      Audit Services consist of (1) the “annual Audit services engagement” and (2) “other Audit services”, which are those services that only the independent auditor reasonably can provide.
      The Audit Committee annually approves the terms and fees for the annual Audit services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.
      Other Audit services may be pre-approved annually, if known, or may be specifically approved on an as-needed basis.
Dated:                     , 2005

Service	Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

     Annual Approval — Audit-Related Services for Fiscal Year 2005
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are traditionally performed by the independent auditor.
Dated:                     , 2005

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirements
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Access to EY’s Accounting Literature electronic tool
Attest services not required by statute or regulation
     Annual Approval — Tax Services for Fiscal Year 2005
      Tax Services consist of tax compliance, tax planning and tax advice. Retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations is prohibited. All Tax services involving large and complex transactions must be separately pre-approved by the Audit Committee.
Dated:                     , 2005

Service	Range of Fees

U.S. federal, state and local tax planning and advice
U.S. federal, state and local tax compliance
International tax planning and advice
International tax compliance
Review of federal, state, local and international income, franchise, and other tax returns
Licensing [or purchase] of income tax preparation software* from the independent auditor, provided the functionality is limited to preparation of tax returns

*	Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential impact on the auditor’s independence.
     Annual Approval — Other Services for Fiscal Year 2005
      Permissible non-audit services, not included in classes discussed above, that are routine and recurring services, and would not impair the independence of the auditor. Permissible services that are unusual in nature or size must be separately pre-approved by the Audit Committee.
Dated:                     , 2005

Service	Range of Fees

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

*	Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

ENGAGEMENT OF INDEPENDENT ACCOUNTANT
SPECIFIC PRE-APPROVAL FORM

Date of Request
Requestor
Type of request:	New engagement
Increase in scope
Business/functional Unit	Increase in fee
Service to be performed	Choose one:
Audit
Audit-related
Tax services
Term	Other
Estimated cost
Describe engagement
Is this a prohibited service? (see below)	Yes
No
Does this engagement impair the independence of the IA?	Yes
No
Decision	Approved
Denied
Decision-makers (requires 2)	1.
2.
Decision relayed to BU/ Function	On
By
      Prohibited Services:

•	Bookkeeping or other services related to the accounting records or financial statements subject to audit

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing

•	Management function

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert services unrelated to the audit
Form Date: July 19, 2005

APPENDIX D
THE WILLIAMS COMPANIES, INC.
COMPENSATION COMMITTEE CHARTER
(as adopted on November 17, 2005)
      I. Purpose. The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) is to oversee and direct the design and implementation of strategic programs that promote the attraction, retention and appropriate reward of executive officers and are designed to motivate the Company’s executive officers toward the achievement of business objectives and to align the executive officers’ focus with the long-term interest of shareholders. In addition, the Committee shall produce an annual report on executive compensation as required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement. The Committee shall also approve and make recommendations to the Board to assist in fulfilling its responsibility to oversee the establishment and administration of the Company’s compensation programs, including incentive compensation and equity based plans, and related matters for employees subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).
      II. Composition. The Committee shall consist of at least three directors each of whom shall be (1) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (2) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) “independent” as defined by the New York Stock Exchange. Committee members, including the Chairman of the Committee, are appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board.
      III. Meetings. The Committee shall meet at least four times per year and at such times and places and by such means as the Chairman shall determine. The Committee shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Except where the Committee otherwise expressly determines or applicable law otherwise expressly requires, the Committee shall not act or serve as a fiduciary with respect to any benefit plans or programs under the Employee Retirement Income Security Act (“ERISA”) or any other applicable law. Among its duties and responsibilities, the Committee shall:

A. Review and approve the executive compensation philosophy, policies and programs that in the Committee’s judgment support the Company’s overall business strategy;

B. Review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans, and any amendments thereto;

C. Review and approve the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and, based on this evaluation, determine and recommend to the independent directors the Chief Executive Officer’s compensation level, including salary, incentive-compensation, equity- based compensation and any other remuneration, and an assessment of whether the total compensation proposed to be paid to the Chief Executive Officer is competitive and linked to Company performance;

D. Review and approve the corporate goals and objectives relevant to the compensation of executive officers other than the Chief Executive Officer, evaluate each executive officer’s performance in light of those goals and objectives, assess whether the total compensation proposed to be paid to executive officers (including salary, incentive-compensation, equity-based compensation and any other remuneration) is competitive and linked to Company performance, and determine and approve the executive officers’ compensation;

E. Approve all equity-based compensation for any employee subject to Section 16;

D-1

F. Approve the salary increase budgets for all other executives;

G. Review annually succession and development plans relating to the position of Chief Executive Officer and other executive officer positions reporting to the Chief Executive Officer.

H. Maintain certain settlor responsibilities for general employee benefits matters as detailed under the Company’s ERISA plans;

I. Issue reports of the Committee as required by the SEC and other governmental bodies, including the annual report of the Committee on executive officer compensation contained in the proxy statement; and

J. Evaluate annually the performance of the Committee and report the results of the performance evaluation to the Board and review and assess annually the adequacy of the Committee’s charter and recommend any changes to the Board.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the sole authority to engage separate independent counsel and other advisors to represent the Committee, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors.

D-2

APPENDIX E
THE WILLIAMS COMPANIES, INC.
FINANCE COMMITTEE CHARTER
(as adopted on November 17, 2005)
      I. Purpose. The Finance Committee’s (“Committee”) purpose is to oversee all areas of corporate finance of the Company. The Committee shall exercise the power and authority of the Board and assist the Board in fulfilling its responsibilities in connection with the financial affairs of the Company.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the definition of “independence” under the New York Stock Exchange listing standards.
      III. Meetings. The Committee shall meet at least four times per year and at such times and places and by such means as the Chairman shall determine. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Among its duties and responsibilities, the Committee shall:

A. Approve and recommend to the Board, individual non-budgeted commitments of the Company over $50 million, and approve, if the Board has given general approval, any resolutions for other commitments.

B. Oversee the Company’s financial strategies, plans, and policies and generally to pre-approve matters involving the Company’s finances that are brought to the Board of Directors for approval pursuant to the Company’s policies.

C. Annually evaluate the performance of the Committee and report the results of the evaluation to the Board, and assess annually the adequacy of the Committee’s charter and recommend to the Board any changes to the Committee charter.

D. Approve amendments, make designations, and make determinations under the Company’s financing documentation.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

E-1

APPENDIX F
THE WILLIAMS COMPANIES, INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
(as adopted on November 17, 2005)
      I. Purpose. The purpose of the Nominating and Governance Committee (“Committee”) is to identify individuals qualified to become members of the Board of Directors of the Company (“Board”) consistent with criteria approved by the Board, recommend to the Board director candidates for election at the annual meeting of shareholders, and develop, periodically review and recommend to the Board a set of corporate governance guidelines for the Company.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the Chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.
      III. Meetings. The Committee shall meet at least four times per year and at such times and places and by such means as the Chairman shall determine and shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Among its duties and responsibilities the Committee shall:

A.	Nominating
      1. Develop and recommend to the Board qualifications for assessing director candidates;
      2. Identify and recommend to the Board the nominees to be submitted to the Company’s shareholders for election as Directors at each annual meeting of the shareholders, consider and make recommendations to the Board regarding candidates for Director submitted by the Company’s shareholders, and recommend to the Board the election of individuals to fill any vacancies or newly created directorships occurring on the Board from time to time.
      3. Recommend annually, or as otherwise necessary, to the Board an individual or individuals for election as Chairman of the Board and Chief Executive Officer of the Company.
      4. Review annually, or as otherwise necessary, the Chief Executive Officer’s recommendations for individuals to be elected as officers of the Company and as Senior Vice Presidents of the Company’s major subsidiaries, and to recommend such, in turn, to the Board.

B.	Governance
      1. Take a leadership role in shaping corporate governance of the Company.
      2. Review the size and composition of the Board and its committees, including the charters, structure, operations and reporting of each of the committees, and recommend to the Board any changes.
      3. Establish a process for assessing director independence and make recommendations to the Board annually regarding whether each non-management director is independent as defined by the New York Stock Exchange.
      4. Recommend annually to the Board, after the review of each member’s qualifications, the members for appointment to each of the committees of the Board, including the chairman of each committee, and recommend to the Board the removal of a member from a committee if appropriate.
      5. Recommend annually to the Board, a director to serve as Lead Director.

F-1

      6. Review any material changes in directors’ status including job changes.
      7. Review at least annually directorships (or positions on similar governing bodies) held by directors and executive officers.
      8. Recommend to the Board a regular schedule of executive sessions of the independent directors.
      9. Develop and recommend to the Board the Company’s Corporate Governance Guidelines and review the Guidelines annually and recommend changes to the Board as necessary.
      10. Review the Company’s disclosures with respect to corporate governance matters.
      11. Review the manner and process by which major matters are brought to the Board for review and approval.
      12. Review annually the Company’s charitable and political contributions, and equal opportunity status and plans.
      13. Review annually the Company’s directors and officers insurance policies and indemnification provisions.
      14. Review annually the terms and status of the Company’s Shareholder Rights Plan.
      15. Oversee the Company’s compliance program, including the Company’s codes of conduct, and annually review the codes of conduct, the Company’s policies and procedures regarding compliance with these codes, and the results of the Code of Business Conduct and Ethics survey.
      16. Review annually the performance of the Committee and report the results of the evaluation to the Board and assess annually the adequacy of the Committee’s charter and to recommend to the Board any changes to the Committee Charter.
      17. Review annually and recommend to the Board the appropriate compensation for non-management directors. Review periodically the status of the Company’s Board compensation in relation to other comparable U.S. companies to assess whether compensation is competitive to attract and retain the most qualified candidates.
      18. Oversee the evaluation of the Board and its committees.
      19. Review annually the performance of individual directors.
      Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. Specifically, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

F-2

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

1. Election of Directors.

	For	Withhold		For	Withhold

01 - Irl F. Engelhardt	☐	☐	04 - W.R. Howell	☐	☐

02 - William R. Granberry	☐	☐	05 - George A. Lorch	☐	☐

03 - William E. Green	☐	☐

B	Issues
The Board of Directors recommends a vote “FOR” proposal 2.

	For	Against	Abstain

2. Ratification of Ernst & Young LLP as auditors for 2006.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Proposal 3.

	For	Against	Abstain

3. Stockholder proposal on majority voting on director nominees.	☐	☐	☐

Mark this box with an X if you have made comments below.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
The signer hereby revokes all proxies therefore given by the signer to vote at said Annual Meeting or any adjournments thereof.
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

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Proxy – The Williams Companies, Inc.

Proxy Solicited on Behalf of the Board of Directors of Williams
for the Annual Meeting of Stockholders on May 18, 2006.
The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 18th day of May, 2006, and at any and all adjournments thereof on all matters coming before said meeting.
Election of Directors, Nominees:
(01) Irl. F. Engelhardt, (02) William R. Granberry, (03) William E. Green, (04) W.R. Howell, (05) George A. Lorch
To participants in The Williams Investment Plus Plan, Mid-South PACE Savings and Retirement Plan, and Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees:
This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of one or more of the Plans listed above. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND “AGAINST” PROPOSAL 3 AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. But you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
This proxy, when properly executed, will be voted in the manner directed herein.
Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

•	Mark, sign and date the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 18, 2006.
THANK YOU FOR VOTING